                                                                    Exhibit 99

                               [Worthington logo]
                                  Letter head

FOR IMMEDIATE RELEASE


              WORTHINGTON INDUSTRIES REPORTS THIRD QUARTER RESULTS


COLUMBUS, OHIO, MARCH 19, 2003 - Worthington Industries, Inc. (NYSE: WOR) today reported results for the three and nine-month periods ended February 28, 2003. For the quarter, sales were $536.6 million, an increase of 32% from $405.7 million last year. For the nine-month period, sales were $1,629.9 million, a 33% increase from $1,225.7 million in the comparable year ago period.

Third quarter net income increased to $11.3 million compared to a net loss of $45.9 million for the same period a year ago, and diluted earnings per share increased to $0.13 compared to a loss of $0.53 last year. The year ago time period was impacted by one-time charges including a $64.6 million pre-tax restructuring charge and a $21.2 million pre-tax reserve for the potential impairment of certain assets. Together these charges totaled $54.5 million on an after-tax basis, or $0.63 per share.

Year-to-date earnings increased to $59.6 million from a net loss of $20.3 million for the same period a year ago, and diluted earnings per share increased to $0.69 compared to a loss of $0.24 last year. The year ago time period was impacted by the same one-time charges discussed above, totaling $54.5 million after-tax, or $0.63 per share.

"The seasonal slowdown that we normally see in the third quarter was exacerbated by tightening margins in Processed Steel Products and continued contraction in the commercial construction market served by our Metal Framing business segment. Elevated inventory levels were also an issue during the quarter as pricing fell from recent highs," said John P. McConnell, Chairman and CEO of Worthington Industries. "Short term economic and business conditions have deteriorated noticeably; however, we are well positioned for a stronger economic environment and have yet to realize the full benefits of the Unimast acquisition and our consolidation plan," concluded McConnell.

Within the Processed Steel Products segment, net sales increased 22% or $59.1 million to $321.9 million from $262.8 million in the comparable quarter of fiscal 2002. Although volumes were up over the prior year, the significant increase in raw material costs contributed to a sizeable decline in the spread between selling prices and material costs. As a result, the segment operating margin was well below historical levels.


                                     -more-



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Worthington Industries, Inc.
March 19, 2003
2-2-2

Within the Metal Framing segment, net sales increased 97% or $66.5 million to $135.0 million from $68.5 million in the comparable quarter of fiscal 2002. The increase in metal framing sales is due both to the Unimast acquisition and to higher selling prices, driven by raw material increases. Combined sales for Dietrich Metal Framing and Unimast for the third quarter last year (prior to the acquisition) were $120.5 million. Thus, current quarter sales for the Metal Framing segment were up $14.5 million from the combined sales of the prior year period, but combined pounds shipped were down 17% due to weakness in commercial construction activity and severe weather. The volume decline, coupled with Unimast integration costs and higher material costs, contributed to a segment operating margin well below historical averages.

Within the Pressure Cylinders segment, net sales increased 7%, or $5.0 million, to $75.7 million from $70.7 million in the comparable quarter of fiscal 2002. The increase was generated by significantly greater international activity as well as elevated demand for heating tanks. As a result, the segment operating margin was much improved.

Worthington's joint ventures also contributed positively to third quarter results. Equity in the net income of five unconsolidated affiliates totaled $6.9 million, up 28% from $5.4 million in the year ago quarter.

Worthington Industries is a leading diversified metal processing company with annual sales of approximately $2 billion. The Columbus, Ohio, based company is North America's premier value-added steel processor and a leader in manufactured metal products such as automotive aftermarket stampings, pressure cylinders, metal framing, metal ceiling grid systems and laser welded blanks. Worthington employs more than 8,000 people and operates 62 facilities in 10 countries.

Founded in 1955, the company operates under a long-standing corporate philosophy rooted in the golden rule, with earning money for its shareholders as the first corporate goal. This philosophy, an unwavering commitment to the customer, and one of the strongest employee/employer partnerships in American industry serve as the company's foundation.


                              SAFE HARBOR STATEMENT

The company wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995 ("the Act"). Statements by the company relating to future sales and operating results; projected capacity levels; anticipated capital expenditures; projected timing, results, costs, charges and expenditures related to plant closures and consolidations; and other non-historical information constitute "forward-looking statements" within the meaning of the Act. Because they are based on beliefs, estimates and assumptions, forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Any


                                      -more


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Worthington Industries, Inc.
March 19, 2003
3-3-3

number of factors could affect actual results, including, without limitation, product demand, changes in product mix and market acceptance of products; changes in pricing or availability of raw materials, particularly steel; effects of plant closures and the consolidation of operations; capacity restraints and efficiencies; conditions in major product markets; delays in construction or equipment supply; financial difficulties of customers, suppliers and others with whom we do business; the effect of national, regional and worldwide economic conditions; risks associated with doing business internationally, including economic, political and social instability, and foreign currency exposure; acts of war and terrorist activities; the ability to improve processes and business practices to keep pace with the economic, competitive and technological environment; the business environment and impact of governmental regulations, both in the United States and abroad; and other risks described from time to time in filings with the SEC.



                                       ###

Worthington Industries, Inc.
March 19, 2003
4-4-4

                          WORTHINGTON INDUSTRIES, INC.
                               EARNINGS HIGHLIGHTS
                        (In Thousands, Except Per Share)



                                                       Three Months Ended                Nine Months Ended
                                                          Feb. 28,                            Feb. 28,
                                                 -----------------------------       -----------------------------
                                                    2003              2002              2003              2002
                                                 -----------       -----------       -----------       -----------
                                                 (Unaudited)       (Unaudited)       (Unaudited)       (Unaudited)
Net sales:
     Processed Steel Products                    $   321,880       $   262,840       $   993,481       $   803,946
     Metal Framing                                   134,992            68,515           399,908           223,752
     Pressure Cylinders                               75,739            70,710           225,324           188,375
     Other                                             3,973             3,675            11,232             9,604
                                                 -----------       -----------       -----------       -----------
        Total net sales                              536,584           405,740         1,629,945         1,225,677

Cost of goods sold                                   471,101           354,889         1,394,668         1,053,532
                                                 -----------       -----------       -----------       -----------
        Gross margin                                  65,483            50,851           235,277           172,145

Selling, general & administrative expense             46,253            36,753           139,808           115,367
Restructuring adjustment                                --              64,575            (5,622)           64,575
                                                 -----------       -----------       -----------       -----------

Operating income (loss):
     Processed Steel Products                          8,994           (41,760)           63,311           (13,319)
     Metal Framing                                     4,012              (507)           22,284             9,320
     Pressure Cylinders                                7,189            (5,784)           21,016            (1,446)
     Other                                              (965)           (2,426)           (5,520)           (2,352)
                                                 -----------       -----------       -----------       -----------
        Total operating income (loss)                 19,230           (50,477)          101,091            (7,797)

Other income (expense):
     Miscellaneous expense                            (1,979)             (117)           (5,636)           (1,245)
     Nonrecurring loss                                  --             (21,223)           (5,400)          (21,223)
     Interest expense                                 (6,317)           (5,815)          (18,760)          (17,000)
     Equity in net income of unconsolidated
       affiliates                                      6,910             5,404            22,512            15,365
                                                 -----------       -----------       -----------       -----------
        Earnings (loss) before taxes                  17,844           (72,228)           93,807           (31,900)
Income tax expense (benefit)                           6,513           (26,363)           34,239           (11,643)
                                                 -----------       -----------       -----------       -----------

        Net earnings (loss)                      $    11,331       $   (45,865)      $    59,568       $   (20,257)
                                                 ===========       ===========       ===========       ===========


Average common shares outstanding - diluted           86,531            85,985            86,621            85,853
                                                 -----------       -----------       -----------       -----------

        Earnings (loss) per share - diluted      $      0.13       $     (0.53)      $      0.69       $     (0.24)
                                                 ===========       ===========       ===========       ===========


Common shares outstanding at end of period            85,896            85,418            85,896            85,418

Cash dividends declared per common share         $      0.16       $      0.16       $      0.48       $      0.48




------------------------------------------------------------------------------
Net earnings excluding restructuring adjustment and nonrecurring loss:

Restructuring adjustment by segment
     Processed Steel Products                        $             $ 52,126       $ (8,717)      $ 52,126
     Metal Framing                                       --             910          1,574            910
     Pressure Cylinders                                  --          10,666          1,420         10,666
     Other                                               --             873            101            873
                                                     --------      --------       --------       --------

     Total restructuring adjustment                  $             $ 64,575       $ (5,622)      $ 64,575
                                                     ========      ========       ========       ========

Reported net earnings (loss)                         $ 11,331      $(45,865)      $ 59,568       $(20,257)
Add back:  restructuring adjustment, net of tax          --          41,005         (3,570)        41,005
Add back:  nonrecurring loss, net of tax                 --          13,477          3,429         13,477
                                                     --------      --------       --------       --------

Net earnings excluding restructuring adjustment
  and nonrecurring loss                              $ 11,331      $  8,617       $ 59,426       $ 34,225
                                                     ========      ========       ========       ========

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Worthington Industries, Inc.
March 19, 2003
5-5-5

                          WORTHINGTON INDUSTRIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)


                                                                 Feb. 28,         May 31,
                                                                   2003            2002
                                                                ----------      ----------
                                                               (Unaudited)       (Audited)
                                     ASSETS
Current assets
     Cash and cash equivalents                                  $      553      $      496
     Accounts receivable, net                                      122,062         197,240
     Inventories                                                   329,903         219,950
     Deferred income taxes                                          45,204          43,538
     Other current assets                                           34,216          29,116
                                                                ----------      ----------

        Total current assets                                       531,938         490,340

Investments in unconsolidated affiliates                            96,384          91,759
Goodwill                                                           104,012          75,400
Other assets                                                        31,837          33,219
Property, plant and equipment, net                                 760,970         766,596
                                                                ----------      ----------

        Total assets                                            $1,525,141      $1,457,314
                                                                ==========      ==========


                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
     Accounts payable                                           $  224,039      $  233,181
     Notes payable                                                  48,664           5,281
     Current maturities of long-term debt                              790           1,082
     Other current liabilities                                      86,680          99,807
                                                                ----------      ----------

        Total current liabilities                                  360,173         339,351

Other liabilities                                                   84,972          73,731
Long-term debt                                                     295,999         289,250
Deferred income taxes                                              150,974         148,726

Shareholders' equity                                               633,023         606,256
                                                                ----------      ----------

        Total liabilities and shareholders' equity              $1,525,141      $1,457,314
                                                                ==========      ==========

Worthington Industries, Inc.
March 19, 2003
6-6-6


                          WORTHINGTON INDUSTRIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In Thousands)


                                                                Nine Months Ended
                                                                     Feb. 28,
                                                            -------------------------
                                                              2003            2002
                                                            ---------       ---------
                                                           (Unaudited)     (Unaudited)
OPERATING ACTIVITIES
  Net earnings (loss)                                       $  59,568       $ (20,257)
  Adjustments to reconcile net earnings (loss) to
   net cash provided by operating activities:
      Depreciation and amortization                            53,203          51,413
      Restructuring adjustment                                 (5,622)         64,575
      Nonrecurring loss                                         5,400          21,223
      Other adjustments                                        14,353         (32,680)
      Changes in current assets and liabilities               (11,897)          3,564
                                                            ---------       ---------
      Net cash provided by operating activities               115,005          87,838

INVESTING ACTIVITIES
  Investment in property, plant and equipment, net            (18,973)        (33,119)
  Acquisitions, net of cash acquired                         (113,740)           --
  Investment in equity affiliates                                --           (21,000)
  Proceeds from sale of assets                                 17,171          10,037
                                                            ---------       ---------
      Net cash used by investing activities                  (115,542)        (44,082)

FINANCING ACTIVITIES
  Proceeds from short-term borrowings                          40,179          15,246
  Proceeds from long-term debt                                    674            --
  Principal payments on long-term debt                           (588)        (18,004)
  Dividends paid                                              (41,124)        (40,986)
  Other                                                         1,453             404
                                                            ---------       ---------
      Net cash provided (used) by financing activities            594         (43,340)
                                                            ---------       ---------

Increase in cash and cash equivalents                              57             416
Cash and cash equivalents at beginning of period                  496             194
                                                            ---------       ---------

Cash and cash equivalents at end of period                  $     553       $     610
                                                            =========       =========
